Exhibit 99

FOR IMMEDIATE RELEASE

April 21, 2008

MILLENNIUM BANKSHARES RECEIVES NOTICE OF STAFF

DETERMINATION REGARDING NON-COMPLIANCE WITH NASDAQ

MARKETPLACE RULES AND POTENTIAL DELISTING

Reston, VA — April 21, 2008 — Millennium Bankshares Corporation (Nasdaq: MBVA) (the “Company”) today announced that on April 16, 2008 it received a NASDAQ Staff Determination Letter indicating that the Company was not in compliance with Marketplace Rule 4310(c)(14) (the “Rule”) based on the Company’s failure to file its Form 10-K for the period ending December 31, 2007 (the “Form 10-K”) on a timely basis, and that trading in its common stock on the Nasdaq Stock Market will be suspended at the opening of business on April 25, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission delisting the common stock, unless the Company has filed for an appeal of this determination.

The Company filed the Form 10-K on April 21, 2008.  On April 21, 2008, the Company received notification from Nasdaq Staff that based on the filing of the Form 10-K, the Company is in compliance with the Rule, and that the matter is closed.

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Contacts:

Richard I. Linhart, President and CEO

(703) 464-1966

Dale G. Phelps, EVP and CFO

(703) 464-1962